Form C

Cover Page

Name of issuer:

Barrel Harbor Brewing Company, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 12/31/2012

Physical address of issuer:

2575 Pioneer Avenue, Suite 104
Vista CA 92081

Website of issuer:

https://www.barrelharborbrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Membership Interest

Target number of securities to be offered:

1,000

Price:

$100.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $100.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$250,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$334,998.00	$462,140.00
Cash & Cash Equivalents:	$9,782.00	$135,717.00
Accounts Receivable:	$18,161.00	$11,786.00
Short-term Debt:	$58,728.00	$41,286.00
Long-term Debt:	$99,957.00	$108,848.00
Revenues/Sales:	$302,460.00	$336,052.00
Cost of Goods Sold:	$101,934.00	$147,079.00
Taxes Paid:	$0.00	$0.00
Net Income:	($77,875.00)	($73,259.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Barrel Harbor Brewing Company, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tim St.Martin	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tim St.Martin	N/A	61.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our greatest risk, much like many of our other craft beer brothers is that we cannot obtain a strong enough presence in a heavily saturated craft beer market. Shelf space and tap handles in bars and restaurants are not unlimited and the larger breweries have an edge.
>
> We attempted to mitigate that risk by starting off with a 10BBL brew house and 5 fermentation tanks, versus a much smaller "nano" brew house so we could have the volume required to participate in the market. With a strong marketing campaign to increase brand awareness of our award winning beer line up we can increase our distribution network and further mitigate that risk. We have increased production volume year over year since starting with the addition of 20 BBL fermentation tanks in years 2 and 3.
>
> In January 2017, we opened a very large (6,600+ square foot) satellite tasting room in the "BeeraMar" area of San Diego right on Miramar Road across the street from the main gate to MCAS Miramar. Sales are softer than predicted. This second tasting room has been operating at a loss for the year, and without additional funds to keep it going, may have to be closed.

Spoiled or contaminated beer is a risk, as the materials and labor have been paid to brew it. The cause can be mechanical, or bacterial but the damage caused to the brand by trying to save a bad batch is far worse than the costs to dump it. We will not serve a beer that is not exactly what it is supposed to be.

Our location is not the easiest place to find in the Vista business park, coupled with the fact that we are one of over 17 craft breweries in the city of Vista where the competition for customers is fierce. High visibility spaces get the traffic. Our tasting room sales have seen a decline year over year as new breweries open in Vista. This drives the need to offset tasting room sales with higher distribution volumes.

The company has been operating at a loss and there is no guarantee that the company will become profitable in the future. Funds raised will not be used to pay owner, but instead will be used to fuel the growth needed to become profitable through a focused marketing campaign and the investment in a canning line to increase distribution capabilities.

A disruption in brewing activities could have a material adverse effect on the Company.
A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at its brewing site could have a material adverse effect on the Company's ability to brew its products. This could have a material adverse effect on the Company's financial results and on your investment.

The Company's brew pubs could have licensing, legal or regulatory problems. Some or all of the Brew Pubs could lose their licenses or be unable to acquire licenses to sell alcoholic beverages or have their hours of operation curtailed as a result of hearings of the licensing boards in jurisdictions where they are located or as a result of any changes in legislation governing licensed premises in the various jurisdictions in which Brew Pubs are located or may be located, with a material adverse effect on the Company's financial results and on your investment.

Increased costs could affect the company.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The Company may incur debt.

The Company may incur debt secured by the land and/or the assets of its brewery to open other locations, and it may incur debt (including secured debt) in connection with opening and/or operating Brew Pubs. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment

The Units offered hereby may be diluted by future issuances of Units of the Company with superior rights.

It is anticipated that the Company will need additional rounds of financing for future anticipated expansion. Additional funding would likely adversely affect the current equity owners by diluting their equity interests in the Company. The Company cannot guarantee that the necessary funds will be made available to the Company. Thus, there is no assurance that the Company will be able to continue to develop and fully implement its marketing plan nor continue to operate if the necessary funding is not available.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	96% of initial funds would be used to hire a third party marketing firm and fund a focused marketing campaign to include a professionally developed and managed website, daily social media management and advertising, debt consolidation, and growth of our organic distribution network. This includes a 4% fee paid to Wefunder Inc.

If we raise:	**$250,000**
Use of Proceeds:	The additional $144,000 ($150,000 less 4% Wefunder fee) raised would be used to purchase a canning line which would lower the current costs of canning incurred by outsourcing that process.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Securities: Membership interest. Each interest representing 0.01% of the ownership of the Company is being sold at a purchase price of $100 per interest (the "Per Security Price").

Pre-Money Valuation: $750,000

Amount of the Offering: Up to $250,000

The following description of classes of membership interest is meant to be a summary and does not provide every detail that may be of interest to investors in this Offering. A complete description of the membership interests may be found in the Operating Agreement of the company adopted on February 8, 2018.

Distribution of Profits and Losses

The membership interests grant the holders of the membership interests the right to the distribution of profits and losses based on the ownership percentage, and to the value of any remaining assets of the company after payments to creditors and note holders upon liquidation of the company.

Voting

Certain matters are required to be put to each person holding membership interests for a vote. The actions that each member may vote on include:

- Admitting new members to the company;
- Directing the company to repurchase interests of members, thereby taking cash out of the company;
- Approving the sale of the company; and
- Approving transactions between the company and related parties.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: 5.1.1. The Members, within the authority granted by the Act and the terms of this Agreement shall have the complete power and authority to manage and operate the Company and make all decisions affecting its business and affairs. 5.1.2. Except as otherwise provided in this Agreement, all decisions and documents relating to the management and operation of the Company shall be made and executed by a Majority of the Members. 5.1.3. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of a Majority in Interest of the Members to manage and operate the business and affairs of the Company. 5.2. Decisions by Members . Whenever in this Agreement reference is made to the decision, consent, approval, judgment, or action of the Members, unless otherwise expressly provided in this Agreement, such decision, consent, approval, judgment, or action shall mean a Majority of the Members. 5.3. Disputes Of Members. Disputes among Members will be decided by a Majority of the Members. 5.4. Duties of Members. Member duties are to be contributed to the Company as part of the consideration for the Member's Interest in the Company. S.S. Time Commitments of Members. Each Member shall devote whatever time he or she reasonably believes is necessary to conduct the affairs of the Company and to attend to all matters concomitant to the business of the Company 5.6. Dissociation by a Member . A Member has no power to voluntarily dissociate from the Company, except as otherwise

provided in Section 10.
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement constitutes the entire understanding and agreement between the Members with respect to the subject matter of this Agreement. No agreements, understandings, restrictions , representations, or warranties exist between or among the members other than those in this Agreement or referred to or provided for in this Agreement. No modification or amendment of any provision of this Agreement will be binding on any Member unless in writing and signed by a Majority of the Members.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Interest	N/A	N/A	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

POWERS AND DUTIES OF MEMBERS

5.1. Management of Company.

5.1.1. The Members, within the authority granted by the Act and the terms of this Agreement shall have the complete power and authority to manage and operate the Company and make all decisions affecting its business and affairs.

5.1.2. Except as otherwise provided in this Agreement, all decisions and documents relating to the management and operation of the Company shall be made and executed by a Majority of the Members.

5.1.3. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of a Majority in Interest of the Members to manage and operate the business and affairs of the Company.

5.2. Decisions by Members . Whenever in this Agreement reference is made to the decision, consent, approval, judgment, or action of the Members, unless otherwise expressly provided in this Agreement, such decision, consent, approval, judgment, or action shall mean a Majority of the Members.

5.3. Disputes Of Members. Disputes among Members will be decided by a Majority of the Members.

5.4. Duties of Members. Member duties are to be contributed to the Company as part of the consideration for the Member's Interest in the Company.

5.5. Time Commitments of Members. Each Member shall devote whatever time he or she reasonably believes is necessary to conduct the affairs of the Company and to attend to all matters concomitant to the business of the Company

5.6. Dissociation by a Member . A Member has no power to voluntarily dissociate from the Company, except as otherwise provided in Section 10.

See attached Operating Agreement for all details about membership rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

To the extent applicable, if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the membership interest holders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the membership interest holders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The membership interest holders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The membership interest holders have the right to redeem their securities at any time. **Membership interest holders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the membership interests has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our membership interest that take into account factors such as the following:

- unrelated third party valuations of our membership interest;
- the price at which we sell other securities, such as convertible debt or preferred interest, in light of the rights, preferences and privileges of our those securities relative to those of our membership interest;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our membership interest;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Small Business Administrati
Issue date	02/01/13
Amount	$200,000.00
Outstanding principal plus interest	$51,982.00 as of 02/22/18
Interest rate	6.0% per annum
Maturity date	02/01/20
Current with payments	Yes

In 2013, the Company borrowed funds under a Small Business Administration lendi the purpose of funding business development ("the Note"). The Note accrues simple interest at a minimum rate of 6% annually, and requires monthly payme principal and interest. The Note is secured by the assets of the Company, and has year term.

Loan

Lender	Surge Advance
Issue date	01/16/18
Amount	$64,000.00
Outstanding principal plus interest	$84,513.00 as of 02/22/18
Interest rate	30.0% per annum
Maturity date	07/16/19
Current with payments	Yes

We pay down $243 / day over 18 months.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Section 4(a)(2)	Membership Interests	$122,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We brew damn good Belgian style beer. It's so delicious and drinkable that our small brewery has beat out the 'best' in the world to win Gold in the Belgian Dark Strong Ale category, beating a Belgian brewery. After several years in two small tasting rooms it's now time to expand our canning operation and distribute our beer nationwide.

Customers love our smooth Belgian beer - it truly sets apart from all these other breweries who compete with the same boring American Lagers and IPAs. We made $709k last year, 2/3 of which was done in just two small tasting rooms. We can't wait to hire a full time sales and distribution team to blanket San Diego county, then the rest of California and the country. It's finally time to share my 25 year passion with the rest of the world.

Milestones

Barrel Harbor Brewing Company, LLC was incorporated in the State of California in December 2012.

Since then, we have:

- $709.1K revenue in 2017

- 4 medals in 4 years - one gold, one silver, and two bronze.

- Founder has been a brewer for 25 years
- Gross profit $10 / keg

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $302,460 compared to the year ended December 31, 2015, when the Company had revenues of $336,052. Our gross margin was 66.3% in fiscal year 2016, compared to 56.23% in 2015.
- *Assets.* As of December 31, 2016, the Company had total assets of $334,998, including $9,782 in cash. As of December 31, 2015, the Company had $462,140 in total assets, including $135,717 in cash.
- *Net Loss.* The Company has had net losses of $77,875 and net losses of $73,259 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- *Liabilities.* The Company's liabilities totaled $158,685 for the fiscal year ended December 31, 2016 and $150,134 for the fiscal year ended December 31, 2015.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital. Founder and principal partner Tim St. Martin will fund operating costs until we close a successful funding round.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 4 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Barrel Harbor Brewing Company, LLC cash in hand is ~$11,000, as of February, 2018. Over the last three months, revenues have averaged $58,600/month, cost of goods sold has averaged $24,577/month, and operational expenses have averaged $65,600/month, for an average burn rate of $31,577 per month. In January 2018 we had expenses of $97,632 and total revenues of $96,007. Over the next 3-6 months we expect expenses to remain at approximately $97k. We also plan to pick up a new distributor and increase distribution revenue by 15% (~$3,000) which bring us to break even by Summer 2018. In lieu of a successful Wefunder round, and to cover expenses in the meantime, Tim St. Martin will fund the excess operating expenses.

We opened a new tasting room on Miramar road in November 2016, the financials show all of the monies going out to start that location but none of the revenues generated in 2017.

Will be purchasing a canning line that will be used to increase our revenues though our distribution network.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://barrelharborbrewing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Barrel Harbor Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Tim St.Martin

Appendix E: Supporting Documents

INVEST IN BARREL HARBOR BREWING

Gold medal California brewery ramping up distribution

> *We brew a damn good Belgian-style beer. It's so delicious and drinkable that our small brewery has beat out the "best" in the world to win gold in the San Diego International Beer Festival. We even beat out a Belgian brewery in the Belgian Dark Strong category. After several years in two small tasting rooms, it's now time to expand our canning operation and distribute our beer nationwide.*

Tim St.Martin
CEO, BARREL HARBOR BREWING

FOLLOW US FOR UPDATES
1 FOLLOWERS
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WINNER
BARREL HARBOR
YEAR TWO

$0
raised of $100K goal
$100 min
by Wefunder Portal LLC
INVEST

Priced Round

$750K pre-money valuation | **$100.00**/share

If you invest, you're betting Barrel Harbor Brewing will be worth more than $750K in the future.

INVESTOR PERKS

$200+	Barrel Harbor Tee Shirt in your size
$500+	Custom etched Barrel Harbor logo pint glass with your name included.
$1,000+	Custom etched and Gold leaf filled 64 ounce Barrel Harbor Growler with your name included.
$2,500+	Custom etched and Gold Leaf filled 64 ounce Barrel Harbor growler with your name included and two custom etched Barrel Harbor logo pint glasses with names of your choice included.

OUR AMBITION

Customers love our smooth Belgian beer – it truly sets us apart from all these other breweries who compete with the same boring American Lagers and IPAs. We made $709.1K last year, two-thirds of which was done in just two small tasting rooms. Now, we can't wait to hire a full-time sales and distribution team to blanket San Diego County, then the rest of California and the country. It's finally time to share my 25-year passion with the rest of the world.

KEY FACTS

- $709.1K revenue in 2017.
- 4 medals in 4 years – one gold, one silver, and two bronze from San Diego International Beer Festival and the California Commercial Craft Brewers Competition.
- Founder has been a brewer for 25 years.
- Gross profit is $10 / keg.
- 4.5 stars on Yelp.

https://barrelharborbrewing.com

BREWERY HOSPITALITY ALCOHOL MAIN STREET BEER

Why I Like Barrel Harbor Brewing

First time coming into this establishment and it was a great experience. I can't give Tim enough praise. He was absolutely delightful. I highly suggest trying out this brewery. They have something for everyone.



Morgan W.
HAPPY CUSTOMER

Vista's Barrel Harbor Brewing coming to Miramar

Readers not in or near North San Diego County probably aren't all that familiar with Vista's Barrel Harbor Brewing Company. A three-years-young business, it started off a bit bumpy, but has found solid footing behind its second and current brewma ...
January 5, 2018 @ westcoastersd.com

San Diego Brewery Guide

By Bruce Glassman ← Return to search Barrel Harbor Brewing Click a star to submit your rating. The Vista region has become one of San Diego's most brewery-intensive spots. Today, the area already boasts more than fifteen breweries, and the new guys
January 5, 2018 @ sandiegomagazine.com

At Ease @ Barrel Harbor, Miramar

I don't mean to quibble, but shouldn't the name be "Barrel Harbor @ At Ease"? After all, "At Ease" is the game store into which Barrel Harbor has put a satellite tasting room. (Barrel Harbor beers are made at their primary location in Vista.) Well, either
April 20, 2017 @ craftbeerinsandiego.com

Barrel Harbor brewery branches out into gaming center

An example of the sort of intricate model miniatures on display in the back of At Ease at Barrel Harbor. Three-year-old Vista brewery Barrel Harbor has been getting active of late. It began releasing cans of Fenris IPA earlier this year and aims to begin
December 8, 2016 @ sandiegoreader.com

Craft beer industry bubbling in Vista

Less than two years ago, Dave Nichols was working as a federal fire chief in San Diego, but now he's joined the red hot craft-brewing industry as co-owner of Barrel Harbor Brewing Co. Barrel Harbor opened Monday in south Vista, becoming the ninth
September 16, 2013 @ sandiegouniontribune.com

Barrel Harbor Brewing Sails Into Vista

Joining the eight other breweries in the Vista Brewers Guild is Barrel Harbor Brewing, who broke the seal on their new tasting room today for a soft opening (a grand opening is scheduled for October 26).
September 9, 2013 @ sandiego.eater.com

Gold Medal Belgian Beer Ready to Distribute

Since we opened, our Belgian-style beer has been making waves in the San Diego craft beer scene. In just four years, we've won four medals – one gold, one silver, and two bronze. Now, we want to ramp up distribution and get our beers to people across the nation.


BARREL HARBOR
BARREL HARBOR
FENRIS

In addition to our excellent Belgian beers, we also brew a pale ale, English brown ale, red ale, black IPA, American IPA, West Coast IPA, Imperial IPA, and German pilsner.

We're Already on Tap in Dozens of Locations Across San Diego County

From our two tap rooms to local bars, taverns, and liquor stores.


BARREL HARBOR
BREW CO.
Camp Pendleton South
TRI-CITY
Hidden Meadows
Lake San Marcos
BRESSI RANCH
Del Dios
RANCHO BERNARDO

Funds Raised Will Be Used for Marketing



Our beer is well-loved by customers and experts alike – we have 4.5 stars on Yelp and four medals from craft beer competitions and festivals. But the beer market is saturated, and thus far we've been limited by our marketing budget. With the funds raised from this offering, we plan to launch a targeted marketing campaign and increase our distribution. We want Barrel Harbor beers on tap and in cans across the nation.

Let's Bring Our Award-Winning Beer to the Masses

February 12, 2018

Barrel Harbor Brewing Company is a veteran-owned North San Diego County craft brewery situated along the "Hops Highway" in Vista, CA. We have more craft breweries per capita than any other city in the state of California; we opened as the 79th brewery in San Diego in 2013 and today there are 152. This is both a blessing and a curse: because San Diego is a popular destination for craft beer enthusiasts, many will travel from afar to try our beers. The curse is you need to make an outstanding beer to survive in this crowded market. Thankfully, we do just that, having earned accolades in the San Diego International Beer Festival with two bronze medals and one gold medal, as well as a silver medal in the California Commercial Craft Brewers Competition. I started homebrewing in 1993 as a fun way to make some of my favorite beer styles to share with friends and family. Twenty years later, I turned that hobby into a business right on the crest of the craft beer explosion in San Diego.

Our ambition is to continue riding our growing traction by increasing production year over year with distribution statewide and beyond. I will continue to build the brand first and foremost on quality and offer a wide variety of styles in distribution. I do not want to build on the back of a single beer style, but instead, offer a variety of beers that are equally popular to have the proverbial three-legged stool of product offerings. We're off to a great start with a comprehensive portfolio of 35 beers, and we are constantly working on new beers as we search for that next Sculpin IPA.

Sincerely,

Tim St. Martin, CEO

As We've Increased Distribution, Our Profits Are Growing


Gross Profit: $434.5k
$435k
$385K
$335K
$285K
$235K
$185K
0
2015
2016
2017
Gross Profit

Two-thirds of our sales currently come from our two tap rooms; the other third comes from off-site sales in bars, taverns, and liquor stores. In general, when we produce more beer, our manufacturing overhead decreases and our profit margin increases, which is why we've decided to invest in marketing to increase demand for our beers nationwide.

$709.1K	4 medals	25 years	$10
Revenue in 2017	1 gold, 1 silver, 2 bronze	Experience brewing beer	Gross profit / keg

Founder

Tim has been brewing beer since 1993. While stationed in West Germany, Tim took a liking to the pilsners, dunkels, Altbiers, and Hefeweizens of the many local breweries in and around the Czechoslovakian border of West Germany in the 1980s. Upon his return to Southern California, Tim discovered he could brew his own authentic German beer at a fraction of the cost, and his homebrewing career began. With his mechanical engineering degree and natural ability to experiment, he tried many different methods and styles, but always followed Reinheitsgebot (the German beer purity law). As the craft brewing industry took off in Southern California, Tim found a new love for the righteously hopped San Diego distinct Imperial and Double IPAs.



Tim St.Martin

CEO

Former mechanical engineer. Started homebrewing in 1993 after falling in love with German beer.

AND THE REST OF THE TEAM



Lance McCoy

Brewer at Green Flash prior to joining Barrel Harbor. Gold medal winner.

Interview

Wefunder interviewed Tim St.Martin on October 24, 2017.

– COLLAPSE ALL

WF: How did Barrel Harbor begin?

ST.MARTIN: I started homebrewing in 1993. I'd been out camping and had run into a guy who was making German-style beers, and since I'd been stationed in Germany for a few years while I was in the Army, we got to talking. I found out that I could actually make the beers I'd loved in Germany at a fraction of the cost. I started brewing the next week.

Decades later, in 2012, my brother introduced me to another homebrewer who was fire chief for the federal fire department in San Diego, Naval Region Southwest. He was getting ready for retirement and wanted to start brewing full-time. I was a manufacturing engineering manager for a spine implant company. We started talking, put a business plan together, drew up specs, and secured my brother-in-law and one of my engineers as investors. In December of that year, we incorporated.

By February 2013, we'd found a location. We got a Small Business Administration loan and had about $250,000 of our own capital. We went through the planning, permitting, and licensing processes, and in June, we started brewing our own beer. We made our first sale in September and had a grand opening in October.

Around that time, we hired our first master brewer. He moved on about a year and a half later. Then, we hired Lance McCoy who'd been a shift brewer at Green Flash prior to joining us. He's been on the team ever since. Four months ago, we took home a gold medal for our Belgian dark strong ale, beating out a real Belgian brewery.

Sometime in 2013, the investor who'd been my engineer in my corporate job pulled out, and I bought out his shares. In 2015, my co-founder had a hip replacement and found out he needed another one. He needed money a lot faster than we were earning it, so I bought out his shares too. Finally, my brother-in-law's family was growing, so he sold me the bulk of his shares in late 2015. He's now 9% of our ownership. I own the rest of the company.

WF: How have you grown the business in its five-year life?

ST.MARTIN: We started out doing sales and distribution on our own. We had a sales rep and a delivery person, and they'd go get tap handles and sell our beers to bars in coastal San Diego, between Oceanside and Pacific Beach.

We got into wholesale distribution six to nine months after our launch. We had a relationship with a company called Statewide Distribution for about a year, but then they brought in a new CEO and that relationship soured. We brought distribution back in house.

Today, I have a sales manager, several salespeople, and several delivery drivers. We serve San Diego County, including local bars, taverns, and liquor stores.

We also have two tap rooms, one at the brewery and one off-site, where we sell beer by the pint.

WF: What are your profit margins?

ST.MARTIN: My manufacturing overhead is $211 per barrel. That includes the brewer's salary, the electricity, the water, everything that goes into making a batch of beer.

A barrel produces two kegs, so our overhead is about $105 per keg. We get 128 pints from a keg, or 256 pints from a barrel.

Two-thirds of our production is sold in our two tasting rooms. One-third is distributed, primarily as kegs, to local bars and restaurants. The margins are a lot better in the brewhouses -- we keep about $2 per pint, after the cost of salaries, materials, electricity, rent, and other bills.

On distribution, we make about $10 per keg. In general, the more production goes up, the more manufacturing overhead goes down. My profit margin increases on volume.

For example, we opened a second tasting room in Miramar in November 2016. We didn't put in a second brewhouse -- all the production is still handled out of the main facility -- this was just a satellite tasting room. We saw almost a doubling in revenue from beer sales after that. Part of the benefit comes from the new location. The main brewery is in an industrial park, so it has to close at 9 p.m. on weekdays and 10 p.m. on weekends. The Miramar location operates from 1 p.m. to 11 p.m. on weekdays and 10 a.m. to 11 p.m. on weekends.

WF: Who are your customers?

ST.MARTIN: We've got a lot of faithful regulars that come in routinely. Then, on the weekends, it ebbs and flows with visitors who often want to try new breweries and find us in Vista through a Google search.

WF: What makes Barrel Harbor unique?

ST.MARTIN: First, every one of our beers is very good. Even people who say they don't like IPAs will try ours when I insist, and they say, "Wow! That's really good. I could drink this IPA." Our beers are very balanced. They're not overly bitter. They're not overly malty. All the materials are working in equilibrium. I like to call them technical beers.

Second, our beers are very true to the style that we're brewing. For example, our brown ale is a North English Brown Ale. It's won three medals. I believe that every beer we make is a very good representation of its style. I've actually dumped three batches of beer in the last four years, just down the drain, because they weren't what they were supposed to be.

Third, we try to control the quality of our distributed products as much as possible. I've gone to customers and pulled beer out of their inventory if we thought there was something wrong with it. Once, a customer bought a keg of red ale and didn't tap it for five months. My sales manager said, "Whoa, whoa, whoa. Wait a minute, guys. You've had this beer sitting in your cold box for five months. It's old. We just brewed a fresh batch. Let me change out that old keg with a new keg because we really want the best foot forward."

WF: What's your strategy for growth over the next five years?

ST.MARTIN: Right now, we've got a good, strong presence at our tasting rooms. We've stabilized monthly revenue there. So, I want to focus on growing distribution.

First, a wholesale push will increase our brand prominence. That's tied into my vision of a marketing push. I want more tap handles throughout San Diego County. I recently applied for an Arizona liquor license and am considering the Arizona market. But, of course, if I want to get out of San Diego County, I'm going to need to sign on with a distributor who can take on sales and distribution outside this region. Also, a distribution push would be supported by an internal bottling or canning line, where we could say, "I need X number of barrels of this or that beer."

I think our near-term future growth will be in distribution. Once I get that up to a level I'm happy with, I'll potentially look at another tasting room, two or three years down the road.

WF: What do you plan to do with the money you raise from Wefunder investors?

ST.MARTIN: I know we make exceptional beer. The problem is marketing them. So, first, I want to make a big investment in marketing to expand our brand recognition. I'll refresh the website and find someone who can manage social media day-to-day.

Second, I want to get on either a canning line or bottling line where we can control our distribution density. Currently, if I want to can, I have to commit to a ten-barrel minimum, because I contract with a canner. I have to tie my brew schedule to Mobile West Canning's canning schedule. It's become really difficult to get on their schedule, and that means we end up sitting on inventory for a while. If I had the ability to do small packaging runs on my own, I wouldn't have to hold inventory for that long.

WF: What's the key to growing your distribution?

ST.MARTIN: All along, Barrel Harbor Distribution has been a team of both full-time and part-time sales reps. Part-time folks have been our shortcoming. Last month, I told my sales manager to hire two or three full-time reps. Our part-time salespeople have been great, but they've got other jobs.

So we're changing that strategy in order to make an aggressive entrance into new markets. I was working on a contract today for a new full-time sales representative, which requires the new hire to sell $24,000 in the first 90 days. If he succeeds, I'll hire them full-time. I started the first guy today, and I'm hoping to bring in one or two more people on the same contract.

Beyond that, I think we need to partner with the right distribution company here in San Diego that can put our beers in front of more people.

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RISKS

1 Our greatest risk, much like many of our other craft beer brothers is that we cannot obtain a strong enough presence in a heavily saturated craft beer market. Shelf space and tap handles in bars and restaurants are not unlimited and the larger breweries have an edge.

We attempted to mitigate that risk by starting off with a 10BBL brew house and 5 fermentation tanks, versus a much smaller "nano" brew house so we could have the volume required to participate in the market. With a strong marketing campaign to increase brand awareness of our award winning beer line up we can increase our distribution network and further mitigate that risk. We have increased production volume year over year since starting with the addition of 20 BBL fermentation tanks in years 2 and 3.

2 In January 2017, we opened a very large (6,600+ square foot) satellite tasting room in the "BeeraMar" area of San Diego right on Miramar Road across the street from the main gate to MCAS Miramar. Sales are softer than predicted. This second tasting room has been operating at a loss for the year, and without additional funds to keep it going, may have to be closed.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Barrel Harbor Brewing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Tim St.Martin

Looking for that next great Opportunity

Barrel Harbor Brewing Company, LLC • Somerset University

Greater San Diego Area • 500+

InMail | View in Recruiter | ···

Experienced Medical Device manufacturing executive with experience in engineering and machining management.

Experience

C.E.O.
Barrel Harbor Brewing Company, LLC
Dec 2012 – Present • 5 yrs 3 mos
Vista, Ca

Founder and Owner of Barrel Harbor Brewing, one of San Diego North Counties Award Winning Craft Breweries.

Director, Supplier Relations Management
Alphatec Spine
Apr 2016 – Nov 2016 • 8 mos

Develop and implement global supplier management strategy and process to support business requirements and strengthen supplier relationships.Lead strategic supplier business reviews resulting in improved supplier performance in collaboration with R&D, Operations, and Quality. Manage and assess strategic suppliers capabilities and capacity to ensure alignment with Companies requirements. Evaluate, assess, and recommend new and alternate suppliers through early involvement in the design process. Identify DFx (Manufacturing/Inspection) opportunities with suppliers and drive internal implementation.

Director, Implant Manufacturing
Alphatec Spine
May 2013 – Apr 2016 • 3 yrs
Carlsbad, CA

Director of high mix high volume machine shop, producing spinal implants using multiple axis milling centers, sliding head-stock lathes, mill turns, and EDM in Titanium, Stainless Steel and PEEK. Manage finishing processes to include mass finishing, surface modifications, cleaning, and anodizing.

Senior Manager, Manufacturing Engineering
Alphatec Spine
Feb 2009 – May 2013 • 4 yrs 4 mos

Manager of Implant Manufacturing Engineering. High Mix, High Volume multi-axis machining of spinal implants.

Principal Manufacturing Engineer
Boston Scientific
Aug 2000 – Feb 2009 • 8 yrs 7 mos

Manufacturing Engineer supporting various Cutting Balloon fabrication processes. Wire EDM, Liquid Injection Molding, Blade Cleaning, Electro-Polishing, Passivation, Casting, Assembly fixture design and qualification. Process Validations.

Manufacturing Engineer
Nellcor Puritan Bennett
Feb 1995 – Jul 2000 • 5 yrs 6 mos

Manufacturing Engineer supporting test and assembly of Infant Star and Adult Star Ventilators. Supported Printed Circuit Board assembly processes, component prep, stuffing, wave soldering, touch-up. Supported Wire Harness manufacturing, crimping, soldering. Supported FRU manufacturing.

Production Lead
Infrasonics
Feb 1993 – 1995 • 2 yrs

Line lead for Adult and Infant Star ventilators

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Education

Somerset University
B.S., Mechanical Engineering
1999 – 2004

Volunteer Experience

Den Leader, Cub Master, Assistant Scout Master
Boy Scouts of America, San Diego/Imperial Council
Feb 2011 – Present • 7 yrs 1 mo

Featured Skills & Endorsements

Medical Devices · 68
Endorsed by **Christopher Kunis and 1 other who is highly skilled at this**
Endorsed by **24 of Tim's colleagues at Alphatec Spine**

Manufacturing · 59
Endorsed by **Dennis Cope and 3 others who are highly skilled at this**
Endorsed by **23 of Tim's colleagues at Alphatec Spine**

Manufacturing En... · 58
Endorsed by **23 of Tim's colleagues at Alphatec Spine**
Endorsed by **8 people who know Manufacturing Engineering**

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Recommendations

Received (22) | Given (7)

Ramon Ruiz
Regional Quality Manager at Allegion
June 20, 2011, Tim worked with Ramon in the same group

The technical and engineering demands in a Manufacturing Engineering position require ample engineering knowledge, practical technical expertise and excelent view inside-out of problems presented in the daily operations at Boston Scientific. Specially for an operation that made a product used inside the heart coronary arteries. Tim met all the explained traits above with consistency and he always brought a refreshing perpective to all topics related to product quality. I was the site quality manager at the time and I was always satisfied and glad experiencing his work ethics and overall vibrant energy and fresh ideas that Tim brought to the table.

Floyd (Bob) Seelye
Owner, EPIC Extrusion
November 28, 2010, Floyd (Bob) worked with Tim in different groups

Tim and I worked on both Extrusion and Injection Molding projects together. In both case, Tims knowledge of processing Polymers was not only inpressive, but instrumental in the success of several projects we were tasked with. It was a pleasure to have worked with Tim and now to be able to recommend Tim.

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Accomplishments

1 **Language**
English

1 **Organization**
AME

1 **Patent**
Medical Devices with Cutting Elements

Interests

Medical Device Networkers
139,089 members

Medical Device Manufacturing
16,404 members

ASME (American Society of Mech...
250,191 members

Alphatec Spine
10,091 followers

Ortho-Spine R&D Opportunity Ne...
4,207 members

SME
12,175 followers

See all